INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of GoPublicNow.com, Inc.

We hereby consent to the use of our report dated April 21, 2000 in the Form 10-KSB for GoPublicNow.com relating to the financial statements of DermaRx Corporation.

/s/ Miller and McCollom
MILLER AND MCCOLLOM
Denver, Colorado
June 12, 2000